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As filed with the Securities and Exchange Commission on March 29, 2007

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITAL PRODUCT PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3 Iassonos Street
Piraeus, 18537 Greece
+30 210 458 4950
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, NY 10011
212-894-8400
(Name, address and telephone number of agent for service)

Copies to:

Gregory M. Shaw, Esq. Cravath, Swaine & Moore LLP CityPoint, One Ropemaker Street London, EC2Y 9HR, England +44 207 453 1000 (telephone number) +44 207 860 1150 (facsimile number)	Alan P. Baden Catherine S. Gallagher Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 212-237-0000 (telephone number) 917-849-5337 (facsimile number)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-141422

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common units representing limited partnership interests	$6,756,250(1)(2)	$208(2)(3)

(1)
Includes common units that may be purchased by the underwriters' pursuant to their overallotment option.

(2)
Calculated in accordance with Rule 457(o) to account for the increase above the maximum aggregate offering price of $283,762,500 previously registered pursuant to the Registrant's registration statement on Form F-1 (Registration No. 333-141422).

(3)
A registration fee of $208 is paid pursuant to this Registration Statement. In connection with the prior registration statement, the Registrant paid a registration fee of $8,712.

        The Registrant hereby certifies that it has instructed its bank to transmit to the Commission the filing by a wire transfer of $208 from the Registrant's account to the Commission's account at Mellon Bank as soon as practicable but no later than the close of business on March 30, 2007. The Registrant further certifies that it will not revoke such instructions, will confirm receipt of such instructions by its bank during regular business hours on March 30, 2007, and that the Registrant has sufficient funds in its account to cover such amount.

Incorporation by Reference of Registration Statement on Form F-1, File No. 333-141422

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Capital Product Partners L.P. (the "Registrant") hereby incorporates by reference into this Registration Statement on Form F-1 in its entirety the Registration Statement on Form F-1 (File No. 333-141422) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on March 19, 2007 as amended on March 26, 2007, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

        The required opinions and consents are attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piraeus, Country of Greece on the 29th day of March, 2007.

CAPITAL PRODUCT PARTNERS L.P.,
By:	Capital GP L.L.C., its general partner
/s/ Ioannis E. Lazaridis
Name:	Ioannis E. Lazaridis
Title:	Chief Executive Officer and Chief Financial Officer of Capital GP L.L.C.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ioannis E. Lazaridis Ioannis E. Lazaridis	Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer) of Capital GP L.L.C. and Director	March 29, 2007
/s/ *
Evangelos M. Marinakis	Director and Chairman of the Board	March 29, 2007
/s/ *
Evangelos Bairnactaris	Director	March 29, 2007
*By: /s/ Ioannis E. Lazaridis Ioannis E. Lazaridis Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Capital Product Partners L.P. in the United States, has signed the Registration Statement or amendment thereto in the City of Newark, State of Delaware on the 29th day of March, 2007.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Watson, Farley & Williams (New York) LLP as to the legality of the securities being registered
8.1	Opinion of Cravath, Swaine & Moore LLP relating to tax matters
8.2	Opinion of Watson, Farley & Williams (New York) LLP relating to tax matters
23.1	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A
23.2	Consent of Watson, Farley & Williams (New York) LLP (contained in Exhibit 5.1 and 8.2)
23.3	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 8.1)
23.4	Consent of Clarkson Research Services Ltd.
24.1
Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Capital Product Partners L.P. (Registration No. 333-141422) initially filed with the Securities and Exchange Commission on March 19, 2007
99.1	Consent of Director Nominee Nikolaos Syntychakis
99.2	Consent of Director Nominee Abel Rasterhoff
99.3	Consent of Director Nominee Keith Forman

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CALCULATION OF REGISTRATION FEE
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
EXHIBITS